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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


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        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 24, 1996

                        SCIENTIFIC GAMES HOLDINGS CORP.
             (Exact name of Registrant as Specified in its Charter)


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            DELAWARE                     000-22298                  58-1943521
(State or other jurisdiction of   (Commission File Number)      (I.R.S. Employer
incorporation or organization)                               Identification No.)



                          1500 BLUEGRASS LAKES PARKWAY
                           ALPHARETTA, GEORGIA 30201
                                 (770) 664-3700

 (Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)


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ITEM 5.          OTHER EVENTS


         As initially reported in July 1993 and periodically reported thereafter, the Company's Scientific Games Inc. ("SGI") subsidiary owns a minority interest in Wintech de Colombia S.A. ("Wintech"), which has operated the Colombian national lottery under contract with Empresa Colombiana de Recursos para la Salud, S.A. ("Ecosalud"), an agency of the Colombian government. As a contracting party with Ecosalud, SGI in addition to Wintech and two other shareholders, provided a $5,000,000 joint and several guarantee that certain levels of lottery ticket sales would be attained. In addition, with respect to a further guarantee of sales under the contract with Ecosalud, SGI delivered to Ecosalud a $4,000,000 bond issued by a Colombian surety. Wintech started the instant lottery in Colombia but experienced difficulties in getting the lottery to function smoothly due to, among other factors, social and political unrest in Colombia, frequently interrupted telephone service and power outages, and competition from another lottery being operated in a province of Colombia in violation of Wintech's exclusive license from Ecosalud. As a consequence, the guaranteed sales level was not met for the year ended June 1993. On July 1, 1993, Ecosalud adopted resolutions declaring, among other things, that the contract was in default and asserted various claims for compensation and penalties against Wintech, SGI and other shareholders of Wintech. As the Company has previously disclosed in its filings with the Commission, litigation is pending in Colombia concerning various claims among Ecosalud, Wintech and the Company relating to the termination of the contracts with Ecosalud (the "Colombian Litigation"). Ecosalud's claims in the Colombian litigation were for, among other things, realization on the full amount of the guarantee and the bond.

         SGI has consulted with Colombian counsel and been advised that SGI has various legal defenses to Ecosalud's claims. SGI has also certain cross indemnities and undertakings from the two other privately held shareholders of Wintech for their respective shares of any liability to Ecosalud. Such indemnities and undertakings were secured by letters of credit of $2,600,000, confirmed by U.S. banks, which expired July 12, 1993. On July 9, 1993, SGI drew on such letters of credit and received $1,500,000 under one such letter. SGI subsequently returned the $1,500,000 to the issuing bank in exchange for a substitute $1,500,000 confirmed letter of credit acceptable to SGI. The confirming bank under the other letter of credit did not honor SGI's draw, and SGI asserted a claim against such bank for wrongful dishonor, which claim was refused by such bank. The Colombian surety which issued the $4,000,000 bond to Ecosalud to secure performance by SGI of its obligations under the lottery contract has made formal demand upon SGI for payment of the amount of the bond. The Colombian surety has also reportedly paid $2,400,000 to Ecosalud under the bond. SGI has declined to make or authorize any such payment and has notified the surety that any payment in response to Ecosalud's demand on the bond is at the surety's risk. The surety, through its U.S. counsel, made written demand upon SGI in 1995 for payment of $2,400,000, plus interest and costs, threatening to file suit to collect this amount. SGI has responded that no such amount is due, and it intends to assert fully its defenses in the event any such suit is filed. No such suit has been filed to date. No assurance can be given that the other shareholders of Wintech will, or have sufficient assets to, honor their indemnity undertakings to SGI when the claims by Ecosalud against SGI and Wintech are resolved in the event such claims result in any liability.





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         On June 24, 1996, Ecosalud filed a complaint styled Empresa Colombiana de Recursos para la Salud, S.A. v. Scientific Games, Inc. in the United States District Court for the Northern District of Georgia, Atlanta Division, Civil Action No. 1 96-CV-1586. The complaint has not been served on SGI but was forwarded to SGI under cover of a letter dated the same date from Ecosalud's Georgia counsel, expressing a desire to "explore any possibility of an early resolution of the claims of Ecosalud." The complaint alleges, among other things, that under the contract with Ecosalud, SGI, Wintech and the other shareholders of Wintech agreed to pay Ecosalud a minimum guaranteed payment based on sales of 600,000,000 game tickets at a price of 500 Colombian Pesos during the first year of operation of the instant-winner lottery game, damages for failure to pay Ecosalud 30.96% of the allegedly guaranteed gross sales and 0.92% of those sales as a commission and SGI and the other contracting parties guaranteed a minimum first year payment of $65,016,000 based on an exchange rate of one thousand pesos for one U.S. dollar. Of that alleged minimum, Ecosalud received $8,537,126 leaving an alleged balance owed of $56,478,873.
In addition, Ecosalud claims additional "minimum payments" of $27,090,000 for the period June 26, 1993 through November 25, 1993, notwithstanding the fact that Ecosalud declared the contract in default on July 1, 1993. Ecosalud also claims additional commissions of $799,005 for the first year of the operation of the instant ticket game, plus a commission of $55,389 for the period June
26, 1993 through November 25, 1993. Total damages claimed are "not less than $84,423,267." The complaint also seeks reasonable attorneys' fees and costs allegedly pursuant to the contract.

         As noted above, Ecosalud has already purportedly drawn $2,400,000 on a penalty bond issued by a Colombian bonding company which is claiming a right of reimbursement from SGI. The foregoing amounts are in dispute and, according to counsel in Colombia, $5,000,000 is the maximum recourse available to Ecosalud under the terms of the contract in the event that sales were below the target sales specified in the contract if Ecosalud were to be successful in persuading a Colombian court that SGI breached its agreements with Ecosalud. The contract specifically provides it is governed by Colombian law.

         SGI intends to vigorously defend such litigation and has been advised by counsel that SGI has numerous defenses on the merits as well as procedural defenses to the litigation, including the defense that a lawsuit involving the same subject matter is pending in Colombia. Although it is not possible to determine the outcome of Ecosalud's claims, either in Georgia or Colombia, at their current stage, management believes based upon, among other things, the advice of counsel, that adequate provision has been made for such claims and the disposition thereof should not materially adversely affect the Company's financial condition or results or operations.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SCIENTIFIC GAMES HOLDINGS CORP.



Date:    July 5, 1996               By:  /s/ C. Gray Bethea, Jr.
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                                                C. Gray Bethea, Jr.
                                                Vice President, Secretary and
                                                General Counsel


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